UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2005

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction	0-49834 (Commission File Number)	33-0044608 (I.R.S. Employer
of Incorporation)		Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On January 4, 2005, Gen-Probe Incorporated (“Gen-Probe”) entered into a License Agreement (“Agreement”) effective as of December 31, 2004 (“Effective Date”) with Corixa Corporation (“Corixa”). Pursuant to the terms of the Agreement, Gen-Probe will pay Corixa an initial access license fee of $1.6 million and an additional $3.2 million in two equal access fees of $1.6 million on each of January 31, 2006 and January 31, 2007, unless Gen-Probe terminates the Agreement prior to those dates, in exchange for licenses to Gen-Probe of Corixa technology for approximately 50 potential genetic markers in the areas of prostate, ovarian, cervical, kidney, lung and colon cancer. Pursuant to the Agreement, Gen-Probe also agreed to pay Corixa milestone payments totaling an additional $2.0 million on a product-by-product basis based on the occurrence of certain, regulatory and/or commercial events. Gen-Probe also agreed to pay Corixa additional milestone payments and royalties on net sales of any products developed using Corixa’s technology.

     The Agreement will expire on the expiration of Gen-Probe’s obligation to pay royalties to Corixa under the Agreement. Gen-Probe may terminate the Agreement in its sole discretion upon 30 days prior written notice to Corixa, provided Gen-Probe has made any outstanding payments due under the Agreement. Either party may terminate the Agreement for cause by written notice to the other party of an uncured material breach by the other party or if the other party is unable to pay its debts or enters into compulsory or voluntary liquidation.

     A copy of the press release we issued with respect to the execution of the Agreement is furnished with this current report as Exhibit 99.1.

Forward-Looking Statements

     Any statements in this current release about Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning intellectual property, future development, the potential of the cancer diagnostics market, payment of license fees and royalties, clinical, regulatory and/or commercial milestones, and future growth are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to: (i) the risk that Corixa’s intellectual property will be infringed or invalidated, (ii) the risk that Gen-Probe’s development of cancer diagnostics will not be successful, (iii) the risk that the cancer diagnostics market may not grow as expected, (iv) the risk that Gen-Probe may not be able to maintain its current corporate collaborations, including with Corixa, or enter into new ones, and (v) the risk that Gen-Probe may not enter new cancer diagnostic markets successfully or economically. For additional information about risks and uncertainties Gen-Probe faces and a discussion of Gen-Probe’s financial statements, see documents filed with the SEC, including the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and all periodic filings made with the SEC. Gen-Probe assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this current report or to reflect the occurrence of subsequent events.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
No.	Description
99.1	Press release of Gen-Probe Incorporated dated January 5, 2005.

1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
	By:	/s/ R. William Bowen
Date: January 10, 2005		R. William Bowen
Vice President and General Counsel

2.